UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2007

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K previously filed on July 2, 2007 by the Federal Home Loan Bank of Pittsburgh ("Bank"), reporting the approval by the Bank’s Board of Directors of the: 1) termination of the Bank’s Long-Term Incentive Compensation Plan and its Short-Term Incentive Compensation Plan ("STI") effective December 31, 2007 and 2) establishment of a new short-term Variable Incentive Plan ("VIP") effective January 1, 2008 to replace the Bank’s existing STI. The Bank’s executive officers, including its Named Executive Officers ("NEOs") as identified in its 2006 Annual Report on Form 10-K, as amended, filed on May 11, 2007 are participants in the existing plans and will be participants in the new VIP. At its meeting on September 26, 2007, the Board approved the following payout percentages (expressed as a percentage of base salary) that the NEOs will be eligible to receive under the VIP:

CEO - Threshold-32.5%, Target-55%, Maximum-100%

Other NEOs - Threshold-28.75%, Target-40%, Maximum-77.5%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

October 2, 2007	By:	Kristina K. Williams

Name: Kristina K. Williams
Title: Chief Financial Officer